CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of The Elite Group of Mutual Funds and to the use of our report dated November 3, 2006 on the financial statements and financial highlights of the Elite Growth & Income Fund and the Elite Income Fund, each a series of shares of beneficial interest of The Elite Group of Mutual Funds, included in the September 30, 2006 Annual Report to the Shareholders of the above referenced Funds.

We further consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.




                                         /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                         BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
JANUARY 26, 2007